UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 8, 2025

GALECTIN THERAPEUTICS INC
(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, STE 240
NORCROSS, GA 30071
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	GALT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2025, Galectin Therapeutics Inc. (the “Company”) and Richard E. Uihlein (the “Lender”) entered into a Line of Credit Letter Agreement (the “July 2025 Supplemental Line of Credit Agreement”), pursuant to which the Lender shall provide the Company a line of credit of up to $10.00 million (the “Line of Credit”) to finance the Company’s working capital needs. The Company may draw upon the Line of Credit through April 30, 2026.

Each advance made pursuant to the July 2025 Supplemental Line of Credit Agreement shall be evidenced by an unsecured, convertible promissory note (individually, a “Promissory Note,” and collectively, the “Promissory Notes”), and bear interest at the Applicable Federal Rate for short term loans (currently 4.05%), plus two (2%) percent. Principal and interest on the Promissory Notes are due on or before September 30, 2026. Only with the consent of the Lender, may the Promissory Notes be prepaid, in whole or in part, at any time without premium or penalty, but with interest on the amount or amounts prepaid.

At the election of Lender, the principal and accrued interest on Promissory Note(s) may be converted into the number of shares of the Company’s common stock (the “Common Stock”) equal to the amount of principal and accrued interest on such Promissory Note divided by the price equal to the closing price of the Common Stock on the date of such Promissory Note, but in no event less than $3.00 per share.

In connection with the July 2025 Supplemental Line of Credit Agreement, the Company agreed to issue the Lender warrants to purchase up to an aggregate of 200,000 shares of the Company’s common stock, par value $0.001 per share (collectively, the “Warrants”). The Company shall issue to the Lender Warrants to purchase up to the remaining 200,000 shares of the Company’s common stock, ratably, upon borrowings under the July 2025 Supplemental Line of Credit Agreement, with exercise prices equal to 150% of the closing price of the Company’s common Stock on the date of the Promissory Note evidencing such draw, but in no event more than $10.00 per share nor less than $3.00 per share.  The Warrants expire on July 31, 2029.

Additionally, pursuant to the July 2025 Supplemental Line of Credit Agreement, any shares of the Company’s common stock issued to Lender upon (i) conversion of a Promissory Note or (ii) exercise of a Warrant, will be accompanied by registration rights whereby the Company shall agree to register the shares of the Company’s common stock with the Securities and Exchange Commission (the “SEC”) within 180 days of the conversion of a Promissory Note or exercise of a Warrant, as the case may be.

The securities referred to in this Current Report on Form 8-K are being issued by the Company to the Lender in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the Lender that the Lender is an accredited investor as defined in Regulation D under the Securities Act.

The foregoing description of the July 2025 Supplemental Line of Credit Agreement, the Promissory Notes and the Warrants is not complete and is qualified in its entirety by reference to the Credit Agreement, the form of Promissory Note, and form of Warrant, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively, to this Report and are incorporated herein by reference.

A copy of the press release announcing the July 2025 Supplemental Line of is attached hereto as Exhibit 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2025, at the recommendation of the Company’s compensation committee, the Company’s board of directors approved two additional compensation strategies for employees designed to ensure continued motivation and retention. All current employees will receive a cash bonus equal of their respective annual bonus targets if the Company enters into a partnership agreement for belapectin before December 31, 2025 if they remain employed by the Company at that date.    Additionally, at the recommendation of the Company’s compensation committee, the board of directors approved a $100,000 cash retention bonus to be paid on or before July 15, 2025 to the Company’s Chief Medical Officer, Dr. Khurram Jamil, and Chief Financial Officer, Jack Callicutt.   These retention bonuses are required to be paid back to the Company by the officers if they voluntarily resign without good reason or are terminated for cause, as described in their respective employment agreements, prior to December 31, 2025.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Warrant.

10.1	July 2025 Supplemental Line of Credit Letter Agreement, dated as of July 8, 2025, by and between Richard E. Uihlein and the Company.

10.2	Form of Convertible Promissory Note.

99.1	Press Release dated July 9, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALECTIN THERAPEUTICS INC.

Date: July 9, 2025	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer